SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

The following transaction resulted in our sales of unregistered securities since our last periodic report exceeding 5% of the number of shares outstanding of the class of equity securities sold and accordingly such transaction is being reported now on this Form 8-K in lieu of reporting it later under Part II item 2 of Form 10-Q .

On May 3, 2010 we closed on the borrowing of $250,000 from an individual (the “Investor”) under the terms of an unsecured subordinated convertible note (the “Note”), which is repayable in principal installments of $13,000 per month beginning July 3, 2010, with the final payment on May 3, 2011, including remaining principal and all accrued but unpaid interest (at 10% per annum).  The Note is convertible into common stock at the Investor’s option based on our closing share price on the funding date of the Note, which was $2.04. We also borrowed $250,000 from the Investor in February 2010 under similar terms.

The Note provides for (i) our issuance of 37,500 unregistered common shares upon receipt of the funds and our issuance of 25,000 unregistered common shares if the loan is still outstanding after 6 months and (ii) our prepayment of the first six months of interest in the form of shares, based on our closing share price on the funding date of the Note. In the event the Note is prepaid after the first six months, the second tranche of 25,000 unregistered common shares will be cancelled on a pro-rata basis, to the extent the second six month time period has not elapsed at the time of such payoff.

We have also incurred third party finder’s fees in connection with this Note, such fees payable in cash equal to 7% of the borrowed amount payable plus warrants to purchase common shares equal to 7% of the number of shares sold by us at closing, at a price equal to the price paid for those shares. The warrants have a five year life and may be exercised on a cashless basis.

We may prepay the Note at any time with ten days notice, provided that the Investor may convert the outstanding balance to common shares during such ten day period. If we successfully conclude a financing of debt or equity in excess of $1,000,000 during the term of the Note, the proceeds of such financing will be used to pay off the remaining balance of the Note. In the event of a default, we will be obligated to pay the Investor an additional 5% interest per month (based on the outstanding loan balance and pro-rated on a daily basis) until the default has been cured, payable in cash or unregistered common shares.

The above securities were offered and sold without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom as provided by Section 4(2) and Regulation D of the Securities Act of 1933, for securities issued in private transactions. The Investor was an accredited individual and the certificates evidencing the shares that were, or will be, issued contained a legend restricting their transferability absent registration under the Securities Act of 1933 or the availability of an applicable exemption therefrom. The Investor had access to business and financial information concerning our company. The Investor represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson
May 7, 2010	Robert E. Tomlinson, CFO